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                                                                    EXHIBIT 16.1

May 20, 1999

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sirs/Madams:

We have read the Form S-1 dated May 20, 1999, of The Yankee Candle Company, Inc. and are in agreement with the statements contained in the paragraphs under the "Experts" heading on page 69 therein. We have no basis to agree or disagree with the other statements of the registrant contained therein.

Yours truly,

/s/ Ernst & Young LLP